                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                      ------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) February 16, 2000
                                                        -----------------

                             SURGE COMPONENTS, INC.
                             ----------------------
             (Exact name of Registrant as specified in its charter)



          New York                       0-14188                11-2602030
          --------                       -------                ----------
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
     of Incorporation)                                    Identification Number)


                 1016 Grand Boulevard, Deer Park, New York 11729
                 -----------------------------------------------
               (Address of principal executive offices)(Zip Code)

                                 (516) 595-1818
                                 ---------------
              (Registrant's telephone number, including area code)

Item 5.           Other Events

                  On February 16, 2000, Surge Components, Inc., a New York corporation (the "Registrant"), entered into a Merger Agreement and Plan of Reorganization with Mail Acquisition Corporation and MailEncrypt.com, Inc. See Exhibit A attached hereto, a copy of the Merger Agreement and Plan of Reorganization and Exhibit B a press release dated February 18, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             Surge Components, Inc.
                                             Registrant




Dated: February 25, 2000                     By:    /s/ Ira Levy
                                                 ------------------------------
                                                  Ira Levy, President and Chief
                                                  Executive Officer

                          MERGER AGREEMENT AND PLAN OF
                                 REORGANIZATION

                                  BY AND AMONG

                              MAILENCRYPT.COM, INC.

                          MAIL ACQUISITION CORPORATION

                                       AND

                             SURGE COMPONENTS, INC.

                             Dated February 16, 2000

                                    EXHIBITS


Exhibit No.                Description
-----------                -----------

1.1                        Administrative Services Agreement

1.5(b)(iii)                Form of Amendment to the Employment Agreements of Ira
                           Levy and Steven Lubman

1.7(a)                     Form of Promissory Note

5.1                        Form of Registration Rights Agreement

5.10                       Form of Affiliate Agreement

6.2(c)                     Form of Opinion of Bryan Cave LLP

6.2(e)(1) and (2)          Form of Employment Agreements

6.3(c)                     Form of Opinion of Snow Becker Krauss P.C.

                                    SCHEDULES


Number                     Description
------                     -----------

Schedule 1.6(d)(iii)       Options Issued and Outstanding under the 1995
                           Employee Stock Option Plan of Surge Components, Inc.
                           ("Parent")

Schedule 2.3 Options, Warrants, etc. Issued and Outstanding of MailEncrypt.com, Inc. (the "Company")

Schedule 2.4               Subsidiaries of Company

Schedule 2.6               Outstanding Taxes, Assessments and Levies of Company

Schedule 2.7               Litigation and Proceedings Against Company

Schedule 2.8               Conflicts, Required Filings and Consents of Company

Schedule 3.4               Subsidiaries of Parent

Schedule 3.6               Outstanding Taxes, Assessments and Levies of Parent

Schedule 3.8               Conflicts, Required Filings and Consents of Parent

Schedule 4.1(h)            Allowable Option Grants

Schedule 5.10              List of Affiliates

Schedule 5.14              Officers and Directors Added to Liability Insurance
                           Coverage

Schedule 6.2(e)            Persons Subject to Employment Agreements

Schedule 7.5               Interests of Company Shareholders

                                   EXHIBIT A


                   MERGER AGREEMENT AND PLAN OF REORGANIZATION

         This MERGER AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of February __, 2000, by and among Surge Components, Inc., a New York corporation ("Parent"), Mail Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), MailEncrypt.com, Inc., a California corporation (the "Company") and the shareholders and optionholders of the Company listed on the signature page hereto (the "Shareholders"). Unless the context clearly requires otherwise, the term "Parent" as used herein shall include the Parent and its wholly owned subsidiary, Challenge/Surge, Inc.

                                    RECITALS

         A. The Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each company and their respective stockholders that Parent acquire the Company through the statutory merger of the Company with and into Merger Sub (the "Merger") and, in furtherance thereof, have approved the Merger and the transactions contemplated hereby upon the terms and subject to the conditions set forth herein.

         B. Pursuant to the Merger and subject to the terms and conditions of this Agreement, Parent, through Merger Sub, shall acquire, at the Effective Time (as defined below) from the Shareholders all of the then issued and outstanding shares of capital stock and derivative securities of the Company (the "Company Securities") in exchange for shares of common stock and derivative securities of Parent.

         C. The Company, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

         D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         E. The parties intend the Merger to be effected through a three part process: there will be (i) the execution of this agreement on or before February 17, 2000 (the "Signing"); (ii) upon the satisfaction of certain conditions, including the Parent's shareholders' approval of a reorganization, as described herein (the "Reorganization"), on or before July 30, 2000, (the date on which shareholder's approval is obtained, the "Approval Date") there will be filed the appropriate merger certificates with the States of California and Delaware, which will be deemed the Effective Time, as herein defined; and, (iii) there will be a conversion of the Shareholders' common stock of the Company into the Parent's Class B Common Stock, at the rate set forth herein.

         NOW, THEREFORE, in consideration of the covenants, promises and representations and warranties set forth herein, and for other good and valuable consideration, intending to be legally bound hereby, the parties agree as follows:

                             ARTICLE 1 - THE MERGER

         1.1 The Merger.

         At the Effective Time (as defined in Section 1.2), and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("Delaware Law") and the California General Corporation Law ("California Law"), the Company shall be merged with and into the Merger Sub, the separate corporate existence of the Company shall cease and the Merger Sub shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The Merger Sub as the surviving Delaware corporation with the operating business of the Company after the Merger is hereinafter sometimes referred to as the "Surviving Corporation ." The operations of the Surviving Corporation after the Reorganization shall be in accordance with the terms and conditions of an Administrative Services Agreement, the form of which is attached as Exhibit 1.1.

         1.2 Closing Date; Effective Time.

         Unless this Agreement is earlier terminated pursuant to Section 7.1, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than five (5) business days, following satisfaction or waiver of the conditions set forth in Article 6, which shall be at the offices of Snow Becker Krauss P.C., 605 Third Avenue, New York, New York 10158-0125, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date".

         As promptly as practicable following the Approval Date, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger (or like instrument) with the Secretary of State of the State of Delaware (the "Certificate of Merger"), in accordance with the relevant provisions of applicable law and such other certificates of merger or other documents as shall be necessary to file in the State of California by the Company (the time of acceptance by the Secretary of State of the State of Delaware of such filing being referred to herein as the "Effective Time").

         1.3 Effect of the Merger

         At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law and California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4 Certificate of Incorporation; Bylaws.

         (a) The Certificate of Incorporation of the Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation, provided, however, that the Merger Sub agrees that as of the Effective Time it will change its name to MailEncrypt, Inc.

         (b) The By-laws of the Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law and such By-laws.

         1.5 Directors and Officers.

         (a) Surviving Corporation . The initial directors of the Surviving Corporation will be Adam Epstein, Michael Patchen, David Bird and Tom Taulli, each to hold office until replaced or otherwise in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time, with the exception of Adam Epstein, shall be the officers of the Surviving Corporation, each to hold office for a term of one (1) year and in accordance with the Bylaws of the Surviving Corporation.

         (b) Parent

                  (i) Directors and Committees. Prior to the Approval Date the Board of Directors of Parent shall have taken all corporate action necessary to cause the Board of Directors of Parent to consist of seven (7) persons effective as of the Approval Date, each to serve for a term of three (3) years from the date thereof and until successor directors have been duly elected and have taken office, one director, initially Ira Levy, shall be the nominee of New Surge, one director, initially Mario Habib, will be the nominee of Global Datatel, Inc. ("Global") (pursuant to an Asset Purchase Agreement between the Parent, and Global Datatel, Inc., dated December 8, 1999, the "Global Acquisition") and one director, initially, Adam Epstein, shall be the nominee of the Surviving Corporation. All other members of the Board of Directors shall be non-officers of the Parent and the subsidiaries and unanimously nominated by the Board of Directors. In addition, prior to the Signing, the Board of Directors of Parent shall have taken all corporate action necessary to appoint Adam Epstein, effective as of the Signing, Chairman of the Board of Directors of the Parent, provided, however, that such appointment will not entitle Adam Epstein to contractually bind the Parent without the consent of the Parent's Board of Directors.

                  (ii) Officers. Prior to the Approval Date, and subject to the terms and conditions of this Agreement, the Board of Directors of Parent shall have taken all corporate action necessary to cause each of the following persons to serve as officers of the Parent in the office appearing next to such person's name effective as of the Approval Date until the Board of Directors of Parent shall have elected and appointed a replacement officer: Adam Epstein, CEO and Chairman of the Board of Directors; Ira Levy, Executive Vice President and Steven J. Lubman, Secretary.

                  (iii) Spin Off. As part of the Reorganization envisioned hereby, the Parent, as approved by the Parent's Board of Directors, will reincorporate in Delaware and create a new wholly-owned Delaware subsidiary ("New Surge") and will transfer, effective as of the Approval Date, the current operations of the Parent into New Surge. The Board of Directors of New Surge will be the same Board of Directors as presently serve as directors of the Parent. After this transfer, the Parent will become a public holding company. Effective as of the Approval Date Ira Levy and Steven Lubman will enter into amended employment agreements in substantially the form set forth as Exhibit 1.5
(b)(iii).

         1.6 Conversion of Shares.

         At the Effective Time, by virtue of the Merger, or otherwise at such time and subject to such conditions as are set forth herein, and without any action on the part of Parent, the Company, Merger Sub or any holder of any Company Securities:

         (a) All of the shares of common stock of the Company (including options to purchase Common Stock, which, for such purposes, shall be treated on an as exercised basis) will be exchanged for an aggregate of 1,821,400 shares of the Parent's Class B Common Stock, $.001 par value. The common share exchange ratio shall be 1.4754447 shares of the Company's common stock (including options to purchase common stock) for one (1) share of Class B Common Stock.

         (b) Effective as of the Approval Date, the Parent's existing Common Stock, $.001 par value, shall be redesignated as "Class A Common Stock". The Class A Common Stock shall have the same rights and preferences and otherwise be the same as the existing Common Stock, except that the holders of each two shares of Class A Common Stock issued and outstanding after the Approval Date shall have the right to receive and such shares shall become exchangeable, at the option of the holder, for one share of Class B Common Stock. Other than the exchange ratio between the Class A and Class B Common Stock, the two classes shall be treated on a pari passu basis and have the same rights and preferences of each other, with each having one vote per share and sharing proportionately to their respective number of shares in dividends declared by Parent and in the assets of Parent upon liquidation or dissolution.

         It is expected that Parent's stockholders will approve the Reorganization as of the Approval Date. For purposes of this Agreement, all share and per share amounts on or after the Approval Date give pro forma effect to such proposed Reorganization. The Class B Common Stock when issued in exchange for the Company's common stock shall be a tracking stock, intended to be separately listed on the Nasdaq National Market, if possible. The Parent's Class A Common Stock, when issued in exchange for the existing Common Stock shall also be a tracking stock, intended to be separately listed on the Nasdaq National Market, if possible. The Class A Common Stock following the Reorganization shall represent only the assets of the business and financial condition of the Parent as it exists as of the Effective Time, prior to the transfer to New Surge.

         (c) Effective Date of the Merger.

         The parties hereto agree that the Merger shall be conditioned upon the Parent obtaining the required vote of its Shareholders at a special meeting of shareholders (the "Special Meeting"). The parties to this Agreement hereby agree to file with the Securities and Exchange Commission (the "SEC"), a proxy statement/prospectus (the "Proxy Statement/Prospectus") to the Parent's shareholders as soon as possible following the Closing Date and use their best efforts to have it declared effective by the SEC promptly and thereafter hold the Special Meeting as soon as legally permitted to do so.

         (d) Treatment of Outstanding Securities of the Parent.

                  (i) Upon Stockholder Approval, each two issued and outstanding shares of the Parent Common Stock, which shall be designated as Class A Common Stock, shall be convertible by the holders, at their sole discretion, into one share of Class B Common Stock.

                  (ii) At the Approval Date, each unexercised Class A Common Stock Warrant (the "Class A Warrants") of the Parent issued and outstanding at the Effective Date, exercisable at $5.00 per share, callable when the Class A Common Stock trades at or above $7.50 per share and expiring on July 31, 2003, shall be redesignated as a Class B Common Stock Purchase Warrant exercisable at $5.00 per each such redesignated Warrant for one share of Class B Common Stock and shall be callable if the Class B Common Stock trades at or above $7.50 per share for twenty (20) consecutive trading days.

                  (iii) Each option to purchase shares of Parent Common Stock (the "Parent Options") issued pursuant to Parent's 1995 Employee Stock Option Plan, as amended (the "Parent Plan"), but not the 5,300,000 options granted in December 1998 in connection with the terminated merger with Orbit Network Inc. (the "Orbit Options"), all of which issued and outstanding Parent Options are set forth on Schedule 1.6(d)(iii) hereto shall, at the Approval Date, except the Orbit Options as set forth below, maintain the same terms and conditions and in addition each two options shall be exercisable for one share of Class B Common Stock.

                  (iv) The above-mentioned 5,300,000 Orbit Options shall become fully vested and exercisable at the Approval Date, conditioned upon shareholder approval, to acquire an aggregate of 5,300,000 registered shares of Class B Common Stock at $2.00 per option. All shares of Class B Common Stock issuable upon exercise of the Orbit Options shall be registered with the SEC on a Form S-8 Registration Statement before the Approval Date. As soon as practicable following the Approval Date, but in no event later than three (3) days following the Approval Date, Parent shall deliver to holders of Orbit Options, amended option agreements representing the right to acquire shares of Class B Common Stock and otherwise on the same terms and conditions, other than as set forth in the first sentence of this Paragraph, as contained in the outstanding Orbit Options. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Class B Common Stock for delivery upon exercise of the Orbit Options in accordance with this Section 1.6(e).

                   (v) Notwithstanding anything to the contrary herein, effective as of the Approval Date, the 1,500,000 stock options granted to Adam Epstein pursuant to his employment agreement with Parent, effective as of the Closing Date, shall be exercisable in accordance with the vesting schedule and for the exercise price set forth in the option agreement applicable thereto, in each case without adjustment, for 1,500,000 shares of Class B Common Stock. Promptly following the Approval Date, Parent shall amend Mr. Epstein's stock option agreement to reflect the foregoing.

         (e) Treatment of Company Securities

                  (i) Each 1.4754447 issued and outstanding shares of Common Stock, no par value, of the Company ("the Company Common Stock"), including outstanding options therefor, shall be exchanged into the right to receive one share of Class B Common Stock, $.001 par value, or a total of 1,821,400 shares of Class B Common Stock; and

                  (ii) At the Closing, the outstanding options to purchase Company Common Stock will be assumed and converted into a right to receive Class B Common Stock, in an amount equal to the shares that such option holder would have been entitled to receive if the option had been exercised in full immediately prior to the Closing. Promptly following the Approval Date, each such option holder shall receive an option agreement reflecting the terms of such holder's option to acquire Class B Common Stock, which terms shall be the same as those in effect prior to the Closing, except for appropriate adjustment to the number of shares and exercise price in accordance with the conversion ratio hereunder.

         1.7 Initial Investment

         (a) Upon Signing, the Parent will loan $750,000 to the Company (the "Initial Investment"). This loan will be evidenced by a promissory note in the form attached as Exhibit 1.7(a). The Parent will allocate to the Company or the Surviving Corporation an additional $1,750,000 from the first public financing of the Parent or from any private financing of the Parent in excess of $12,000,000. Notwithstanding anything to the contrary, the Parent's obligation to make the Initial Investment (other than the initial $750,000 installment, which shall be made at Signing) shall be conditioned upon raising the funds through private offerings of 12% convertible promissory notes due December 31, 2000 on a "best efforts" basis. The Parent will have no obligation to make the Initial Investment with funds from other sources.

         (b) In the event that Parent Shareholder Approval is not obtained by July 30, 2000 and the Company elects its right to terminate the Merger pursuant to Section 7.1 hereto, the Initial Investment and any other sums loaned or invested in the Surviving Corporation pursuant to this Section 1.7 shall automatically convert into common stock of the Company at an aggregate pre-money valuation of all of the capital stock of the Company of $15 million.

         (c) Following the Closing, the Surviving Corporation will be entitled to received proceeds from the exercise of the Parent's Class A Common Stock Warrants as follows: for every

$100,000 received from the exercise, Parent and then New Surge shall receive 28% of the net proceeds from the exercise, with the remaining 72% of the net proceeds being divided by the Company and Global Datatel, Inc. in amounts to be mutually agreed upon by management of the Company and Global Datatel, Inc., provided that the Company shall receive no less that $1.5 million of such proceeds assuming the exercise of all of the Warrants.

         (d) Notwithstanding anything to the contrary in this Section 1.7, the parties hereto acknowledge that this Section 1.7 is not intended to restrict the ability of the Board of Directors of the Parent from providing the Surviving Corporation with more or less funds, or devising alternative financing arrangements based upon the future business needs of the Parent or the Surviving Corporation.

         1.8 Dissenting Shares.

         (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Securities held by a holder who has demanded and perfected appraisal or dissenters' rights for such shares in accordance with California Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("Dissenting Shares"), shall not be exchanged for Parent Securities pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by California Law.

         (b) Notwithstanding the provisions of subsection 1.8(a), if any holder of shares of Company Securities who demands appraisal of such shares under California Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be, pursuant to the Merger, exchanged for Parent Securities and cash in lieu of fractional shares as provided in Section 1.6, without interest thereon, upon surrender of the certificate representing such shares pursuant to Section 1.9.

         (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Common Stock, withdrawals of such demands, and any other instruments served pursuant to California Law and received by the Company in connection therewith, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under California Law. The Company and Surviving Corporation shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of capital stock of the Company or offer to settle or settle any such demands.

         1.9 Surrender of Certificates.

         (a) Exchange Agent. Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as exchange agent (the "Exchange Agent") in the Merger. Parent shall pay all charges and expenses of Exchange Agent. The Exchange Agent will be entrusted with exchanging the Company Common Stock with the Class B Common Stock, as detailed below.

         (b) Parent to Provide Parent Securities. As of the Effective Time, Parent shall deposit into an escrow account with the Exchange Agent for the benefit of the Company's shareholders the aggregate number of shares of Class B Common Stock issuable pursuant to Section 1.6 in exchange for the outstanding shares of Company Common Stock.

         (c) Exchange Procedures. Promptly after the Effective Time, certificates representing the Company Common Stock (the "Certificates" or, individually, "Certificate") will be surrendered to the Exchange Agent. Upon surrender of a Certificate to the Exchange Agent or to such other agent or agents as may be appointed by Parent, the holder of such Certificate shall be entitled to certificates representing the number of whole shares of Class B Common Stock and the Certificate so surrendered shall forthwith be owned in the name of Merger Sub. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, to represent solely ownership of the number of full shares of Parent Securities into which such Company Stock shall have been so exchanged.

         (d) No Liability. Notwithstanding anything to the contrary in this
Section 1.9, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of Parent Securities or Company Securities for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         1.10 No Further Ownership Rights in Company Common Stock.

         All shares of Class B Common Stock issued pursuant to the Merger in exchange for shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

         1.11 Lost, Stolen or Destroyed Certificates.

         In the event any certificates evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, the Company shall issue in exchange for such lost, stolen or destroyed certificates, upon receiving notice from the holder thereof at least five (5) days before the Effective Time and upon the making of an affidavit in such form as is acceptable to the Company and the Exchange Agent of that fact by such holder, new shares of Company Common Stock; provided, however, that Company, as a condition precedent to the issuance thereof, shall require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made with respect to the certificates alleged to have been lost, stolen or destroyed. Subsequent to the issuance of new shares of Company Common Stock, such shares shall be surrendered to the Exchange Agent in accordance with Section 1.9.

         1.12 Tax and Accounting Consequences.

         It is intended by the parties hereto that the Merger shall constitute a tax-free reorganization within the meaning of Section 368(a)(1)(B) the Code.

         1.13 Taking of Necessary Action; Further Action.

         If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

            ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                              AND THE SHAREHOLDERS

         The Company hereby represents and warrants, jointly and severally with the Shareholders (Provided that the Shareholders make such representations and warranties severally in accordance with Section 7.6 hereof), to Parent and Merger Sub, as follows:

         2.1 Organization, Standing and Power.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company has made available true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to Parent.

         2.2 Authority.

         The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger and this Agreement by the Company's shareholders. The Company's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

         2.3 Company Capital Structure.

         The authorized securities of the Company consists of 5,000,000 shares of Company Common Stock, no par value and no shares of Preferred Stock. As of February 7, 2000, 2,630,375 shares of Company Common Stock have been issued and are outstanding. No shares of Company Common Stock are subject to outstanding convertible debt securities. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Articles of Incorporation or By-laws of the Company or any agreement to which the Company is a party or by which it is bound. Other than as set forth on Schedule 2.3 hereto, there are no options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound, obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

         2.4 Subsidiaries.

         Except as set forth on Schedule 2.4 hereto, the Company does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

         2.5 Company Financial Statements.

         As soon as practicable following the date of this Agreement, the Company shall cause to be delivered to Parent and Merger Sub the Company's unaudited balance sheet as of December 31, 1999, and the related unaudited statements of operations and cash flows for the two-year period (or such shorter time as the Company has been in existence) then ended (collectively, the "Company Financials"). At such time as the Company Financials are delivered, the Company will represent and warrant to Parent and Merger Sub that the Company Financials are correct in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other. The Company Financials will present fairly the financial condition and operating results of the Company as of the date and during the period indicated therein.

         2.6 Taxes.

         All federal, state and other returns and reports required to be filed by the Company have been duly filed by the Company and except as set forth on
Schedule 2.6 hereto, all material taxes and other assessments and levies (including all interest and penalties) including, without limitation, income, franchise, real estate, sales, gross receipts, use and services taxes, and employment and employee withholding taxes, owed by the Company have been paid in full by the Company unless being contested in good faith. Except as set forth on
Schedule 2.6, all such taxes and other assessments and levies which the Company is required by law to have withheld, collected or deposited have been duly withheld and collected and deposited with the proper governmental authorities or segregated and set aside for such payment, and if so segregated and set aside, shall be so paid by the Company as required by law.

         2.7 Litigation.

         Except as set forth on in Schedule 2.7 hereto, or as otherwise disclosed to the Parent, there is no material action, suit or proceeding of any nature pending or to the best of the Company's knowledge threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such.

         2.8 No Conflict; Required Filings and Consents.

         (a) Except as set forth on Schedule 2.8 hereto, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not, (i) conflict with or violate the Articles of Incorporation or By-laws of the Company, (ii) conflict with or violate any federal, foreign, state or provincial law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences that do not have a Material Adverse Effect, as defined in Section 6.2(a) below.

         (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with notification to, any domestic or foreign governmental or regulatory authority except (i) for the applicable requirements, if any, of the Securities Act of 1933, as amended (the "Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("Blue Sky Laws"), the pre-merger notification requirements of the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the legal requirements of any foreign jurisdiction requiring notification in connection with the Merger and the transactions contemplated hereby and the filing and recordation of appropriate merger or other documents as required by Delaware Law and California Law, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, either (A) would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement, or (B) do not have a Material Adverse Effect.

         2.9 Year 2000 Compliance.

         The Company has taken reasonable steps to ensure that the Company's primary computing system and software (i) will operate without substantial errors relating to date data, including any error relating to, or the product of, date data which represents or references different centuries or more than one century; (ii) will be capable of correctly processing, providing, receiving, and displaying accurate date data, and exchanging accurate date data with all products with which it is currently exchanging date data; (iii) will not abnormally end, corrupt data, or produce incorrect or invalid results as a result of date data, including date data which represents or references different centuries or more than one century or as a result of multi-century date calculations, sequencing, or comparisons; (iv) will be capable of date data century recognition and calculations which accommodate same century and multi-century formulas and date values and date data interface values that reflect the century; (v) will correctly recognize leap years, including the year 2000, and will handle all dates in leap years appropriately; and (vi) will properly interpret, as to century, all date data currently stored or accessible to it.

         2.10 Status of Material Contracts

         The Company is not in default of, nor is in anticipatory breach of any of its material contracts with third parties, nor does the Company have any reason to believe that it will be so in the future.

         2.11 Ownership of Property, Indemnification

         The Company owns, and at the Closing shall have, good, valid and marketable title or valid license to any property, including intellectual property, that it uses in the operation of its business, free any clear of all mortgages, liens, pledges, charges or encumbrances, except (i) the lien of current taxes no yet due and payable and (ii) such imperfections of title, liens and easements as do not and would not reasonably be expected to have a Material Adverse Effect on the Company. With regard to any licenses to use property, including intellectual property, the Company has valid and enforceable license agreements with the third party owners of the property, and none of such intellectual property infringes upon the proprietary rights of any third party. In this regard, the Company agrees to indemnify and hold harmless the Parent, the Merger Sub and the Surviving Corporation from any liabilities, damages or expenses (including attorneys' fees) that it might incur by reason of a breach of this warranty.

         2.12 ERISA Plans

         The Company does not have any plans that would be covered by the federal ERISA law.

         2.13 Restrictions on Business Activities

         To the Company's knowledge, there is no agreement, judgment, injunction, order or decree binding upon the Company which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of the Company to compete with any other person or the conduct of business by the Company as currently conducted or as proposed to be conducted by the Company.

         2.14 Governmental Authorization; Compliance with Laws

         The Company has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of any applicable governmental entity or other regulatory agency, (i) pursuant to which the Company currently operates or holds any interest in any of its properties or
(ii) that is required for the operation of the Company's business or the holding of any such interest ((i) and (ii) herein collectively referred to as the "Company Authorizations"), and all of such Company Authorizations are in full force and effect, except where the failure to obtain or have any such Company Authorizations could not reasonably be expected to have a Material Adverse Effect on the Company. The Company is in material compliance with all applicable laws, statutes, orders, rules and regulations of any applicable governmental entity or other regulatory agency relating to the Company except where the failure to do so would not have a Material Adverse Effect and the Company has not received notice of any violations of any of the above.

                         ARTICLE 3 - REPRESENTATIONS AND
                       WARRANTIES OF PARENT AND MERGER SUB

          Parent, Merger Sub and each subsidiary other than Merger Sub (the "Subsidiaries") represent and warrant to the Company as follows:

         3.1 Organization, Standing and Power.

         Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. GDIS Acquisition Corp. ("GDIS") is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent, Merger Sub and GDIS has the corporate power to own its properties and to carry on its business as now being conducted. Parent, Merger Sub and GDIS have each made available true and correct copies of its Certificates of Incorporation and By-Laws, each as amended, to date.

         3.2 Authority.

         Subject only to the requisite stockholders' approval of (a) the amendment of the Certificate of Incorporation changing the name of Parent, (b) the amendment of Parent's Certificate of Incorporation authorizing the requisite number of shares of Parent Common Stock, (c) the issuance of the requisite number of shares of Parent Common Stock, (d) the election of directors and officers of Parent and Surviving Corporation as outlined in Section 1.5 hereof, immediately prior to the

Effective Time and for a minimum term of three (3) years, (e) the Merger, (f) this Agreement, (g) the adoption of the Company's employee stock option plan by the Parent, and (h) the re-incorporation of the Parent in Delaware, Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, subject only to the approval of the Merger and this Agreement by Parent's stockholders. Each of Parent's and Merger Sub's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

         3.3 Parent and Merger Sub Capital Structure.

         (a) The authorized stock of Parent consists of 25,000,000 shares of Parent Common Stock, $.001 par value and 1,000,000, shares of Preferred Stock, $.001 par value. As of the date of this Agreement, approximately 4,860,000 shares of Parent Common Stock and 239,000 shares of Preferred Stock are issued and outstanding. All such shares of stock have been duly authorized and have been validly issued and are fully paid and non-assessable. Parent has reserved
(i) 850,000 shares of Parent Common Stock for issuance pursuant to Parent's 1995 Employee Stock Option Plan as amended, of which as of December 31, 1999 options to purchase 707,000 shares were outstanding and 143,000 shares remained available for future grants. Upon the Approval Date, an additional 5,300,000 Class B Common Shares shall be issuable upon exercise of outstanding Orbit Options, described in Section 1.6(e) above, and 3,479,600 Class B Common Shares shall be issuable upon exercise of outstanding Class A Warrants, described in
Section 1.6(e) above. No shares of Parent Securities are subject to outstanding convertible debt securities other than Class B Common Shares issuable upon conversion of the 12% Convertible Promissory Notes due December 31, 2000, at the current rate of $3.00 per share. Other than as set forth in this Section 3.3, there are no options, warrants, calls, rights, commitments or agreements of any character to which Parent is a party or by which it is bound, obligating Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Parent or obligating Parent to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

         (b) The Parent Class B Common Stock, when issued in accordance with the terms and provisions of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

         (c) The authorized stock of Merger Sub consists of 3,000 Shares of Common Stock, par value $.01 per share. As of the date of this Agreement 3,000 shares of Merger Sub's Common Stock have been issued and are outstanding and are all owned by Parent. Such shares have been duly authorized, validly issued and are fully paid and non-assessable. As of the date hereof, no Shares of Merger Sub Common Stock are issuable upon exercise of warrants or options. Other than as set forth in this Section 3.3, there are no options, convertible securities, warrants, calls, rights, commitments or agreements of any character to which the Merger Sub is a party or by which it is bound, obligating the Merger Sub to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Merger Sub or obligating the Merger Sub to grant, extend or enter into any such option, convertible security, warrant, call, right, commitment or agreement.

         3.4 Subsidiaries.

         Except as set forth on Schedule 3.4 hereto, the Parent does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity. Merger Sub has no material liabilities.

         3.5 SEC Documents; Parent Financial Statements.

         (a) Parent has filed with the SEC all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under each of the Act and the Exchange Act, and the respective rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the appropriate act and rules and regulations thereunder. Parent has furnished or made available or will make available to the Company true and correct copies of all forms, statements, reports and documents filed by Parent with the SEC since December 1, 1997 ( the "Parent SEC Documents"). As of their respective filing dates, the Parent SEC Documents complied in all material respects with the requirements of the Act and the Exchange Act, and the applicable rules and regulations of the SEC thereunder, as the case may be, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Since August 31, 1999, Parent has not suffered any Material Adverse Effect (as defined in Section 6.2(a) below) with respect to its business (financial or otherwise), and Parent has conducted its business only in the ordinary course and there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to Parent Common Stock or any repurchase, redemption or other acquisition by Parent of any other securities of Parent. The financial statements of Parent, including the notes thereto, included in the Parent SEC Documents (the "Parent Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by SEC rules for such form) and present fairly the consolidated financial position of Parent at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments which will not be material in amount or significance) and do not include or omit to state any fact which renders the Parent Financial Statements hereunder misleading. There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements.

         (b) Except as and to the extent shown or provided for in the Parent Financial Statements or notes and schedules thereto or as disclosed in any of the Schedules to this Agreement or such current liabilities as may have been incurred since August 31, 1999 in the ordinary course of business, to the extent quantified and reflected as a liability on the Parent's books and records, the Parent and its subsidiaries as at the date hereof have no liabilities or obligations (whether known or unknown, accrued, absolute, contingent or otherwise) which might be or become a charge against the assets or liabilities of the Parent except as specifically provided pursuant to the terms of the agreement or understanding to which such liability or obligation relates; as of August 31, 1999, there was no asset used by the Parent in its operations that has not been reflected in the Parent Financial Statements, and except as set forth in the Parent Financial Statements, no assets have been acquired by the Parent since such date except in the ordinary course of business.

         (c) Except as disclosed in the Parent Financial Statement, there has been no decrease in stockholders' equity as compared with the amount shown for such stockholders' equity as at August 31, 1999 and no material adverse changes in the financial position of the Parent and its Subsidiaries, taken as a whole, since August 31, 1999.

         3.6 Taxes.

         All federal, state and other returns and reports required to be filed by Parent have been duly filed by Parent and except as set forth on Schedule 3.6 hereto, all material taxes and other assessments and levies (including all interest and penalties) including, without limitation, income, franchise, real estate, sales, gross receipts, use and services taxes, and employment and employee withholding taxes, owed by Parent have been paid in full by Parent unless being contested in good faith. Except as set forth on Schedule 3.6, all such taxes and other assessments and levies which Parent is required by law to have withheld, collected or deposited have been duly withheld and collected and deposited with the proper governmental authorities or segregated and set aside for such payment, and if so segregated and set aside, shall be so paid by Parent as required by law.

         3.7 Litigation.

         There is no action, suit or proceeding of any nature pending or to the best of Parent's knowledge threatened against Parent or any of its subsidiaries, their respective properties or any of their respective officers or directors, in their respective capacities as such.

         3.8 No Conflict; Required Filings and Consents.

         (a) Except as set forth on Schedule 3.8 hereto, the execution and delivery of this Agreement by the Parent and Merger Sub does not, and the performance of this Agreement by the Parent and Merger Sub and the consummation by the Parent and Merger Sub of the transactions contemplated hereby will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of the Parent or Merger Sub, (ii) conflict with or violate any Laws applicable to the Parent or any of its subsidiaries or by which they or any of their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Parent's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any of the properties or assets of the Parent or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Parent or any of its subsidiaries is a party or by which the Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences that do not have a Material Adverse Effect, as defined in Section 6.2 below.

         (b) The execution and delivery of this Agreement and the consummation of the Merger contemplated thereby, by the Parent and Merger Sub do not, and the performance of this Agreement by the Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with notification to, any domestic or foreign governmental or regulatory authority except (i) for the applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the pre-merger notification requirements of the HSR Act, the legal requirements of any foreign jurisdiction requiring notification in connection with the Merger and the transactions contemplated hereby and the filing and recordation of appropriate merger or other documents as required by the laws of the states of Delaware, New York and California, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, either (A) would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Parent or Merger Sub from performing its obligations under this Agreement, or (B) do not have a Material Adverse Effect (as defined below).

         3.9 Year 2000 Compliance.

         The Parent has taken reasonable steps to ensure that the Parent's primary computing system and software (i) will operate without substantial errors relating to date data, including any error relating to, or the product of, date data which represents or references different centuries or more than one century; (ii) will be capable of correctly processing, providing, receiving, and displaying accurate date data, and exchanging accurate date data with all products with which it is currently exchanging date data; (iii) will not abnormally end, corrupt data, or produce incorrect or invalid results as a result of date data, including date data which represents or references different centuries or more than one century or as a result of multi-century date calculations, sequencing, or comparisons; (iv) will be capable of date data century recognition and calculations which accommodate same century and multi-century formulas and date values and date data interface values that reflect the century; (v) will correctly recognize leap years, including the year 2000, and will handle all dates in leap years appropriately; and (vi) will properly interpret, as to century, all date data currently stored or accessible to it.

         3.10 Status of Material Contracts

         Neither the Parent, the Merger Sub nor GDIS is not in default of, nor is in anticipatory breach of any of its material contracts with third parties, not has any reason to believe that it will be so in the future.

         3.11 Ownership of Property, Indemnification

         The Parent owns, and at the Closing shall have, good, valid and marketable title, or valid license, to any property, including intellectual property, that it uses in the operation of its business, free any clear of all mortgages, liens, pledges, charges or encumbrances, except (i) the lien of current taxes no yet due and payable and (ii) such imperfections of title, liens and easements as do not and would not reasonably be expected to have a Material Adverse Effect on the Parent. With regard to any licenses to use property, including intellectual property, the Parent has valid and enforceable license agreements with the third party owners of the property and none of such intellectual property infringes upon the proprietary rights of any third party. In this regard, the Parent agrees to indemnify and hold harmless the Company, the Shareholders and the Surviving Corporation from any liabilities, damages or expenses (including attorney's fees) that it might incur by reason of a breach of this warranty.

         3.12 ERISA Plans

         The Parent has a Section 401(k) plan that covers all employees who have worked at least one year, but has no other plans that would be covered by ERISA.

         3.13 Restrictions on Business Activities

         To the Parent's knowledge, there is no agreement, judgment, injunction, order or decree binding upon the Parent which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of the Parent to compete with any other person or the conduct of business by the Parent as currently conducted or as proposed to be conducted by the Parent.

         3.14 Brokers' and Finder' Fees.

         Morgan Stanley Dean Witter will be entitled to a fee of 100,000 shares of Parent's Class A Common Stock at the Effective Time, but neither Parent nor Merger Sub, directly or indirectly, will incur any other liability or finder's fee, or agent's commissions or any similar changes in connection with this Agreement or any transaction contemplated hereby.

         3.15 Governmental Authorization; Compliance with Laws

         The Parent, Merger Sub and GDIS have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of any applicable governmental entity or other regulatory agency,
(i) pursuant to which the Parent, Merger Sub and GDIS currently operate or hold any interest in any of its properties or (ii) that is required for the operation of the Parent, Merger Sub and GDIS's business or the holding of any such interest ((i) and (ii) herein collectively referred to as the "Parent, Merger Sub and GDIS Authorizations"), and all of such Parent, Merger Sub and GDIS Authorizations are in full force and effect, except where the failure to obtain or have any such Parent, Merger Sub and GDIS Authorizations could not reasonably be expected to have a Material Adverse Effect on the Parent, Merger Sub and GDIS. The Parent, Merger Sub and GDIS are each in material compliance with all applicable laws, statutes, orders, rules and regulations of any applicable governmental entity or other regulatory agency relating to the Parent, Merger Sub and GDIS except where the failure to do so would not have a Material Adverse Effect and the Parent, Merger Sub and GDIS have not received notice of any violations of any of the above.

            ARTICLE 4 - CONDUCT OF BUSINESS PENDING THE APPROVAL DATE

         4.1 Conduct of Business by the Company, Parent and Merger Sub Pending the Approval Date.

         Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Approval Date or earlier termination of this Agreement, unless the parties shall otherwise agree in writing, the Company, the Parent, the Merger Sub and the Parent's other subsidiaries shall each:

         (a) conduct its business in the ordinary and usual course of business and consistent with past practice;

         (b) not (i) amend or propose to amend its Certificate of Incorporation or By-laws, (ii) split, combine or reclassify its outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, (iii) spin-off any assets or businesses, (iv) engage in any transaction for the purpose of effecting a recapitalization of any party or subsidiary, or (v) engage in any transaction or series of related transactions which has a similar effect to any of the foregoing;

         (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock or amend or modify the terms and conditions of any of the foregoing, except that nothing herein will prevent the Parent from performing its obligations pursuant to the Global Acquisition, or either party granting employee stock options consistent with past practices;

         (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money, except in the ordinary course of business, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock, other than as required by the governing terms of such securities,
(iii) take or fail to take any action which action or failure to take action would cause the Company or its shareholders (except to the extent that any shareholders receive cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger, (iv) make any acquisition of any assets (except in the ordinary course of business) or businesses, (v) sell any assets (except in the ordinary course of business) or businesses, or (vi) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

         (e) use all reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its present officers and key employees, and preserve the goodwill and business relationships with suppliers, distributors, customers, and others having business relationships with the Company or the Parent and not engage in any action, directly or indirectly, with the intent to impact adversely the transactions contemplated by this Agreement;

         (f) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors or officers other than as envisioned by the Global Acquisition;

         (g) not increase the rate of remuneration payable to any of its directors or officers, except in the customary and usual course of business and consistent with past practices, or agree to do so;

         (h) not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except in the ordinary and usual course of business, consistent with past practices or as required to comply with changes in applicable law and except as contemplated on
Schedule 4.1(h) hereto;

         (i) file with the SEC all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it pursuant to the Exchange Act; and

         (j) maintain with financially responsible insurance companies insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice.

         4.2 Certain Actions.

         Except with respect to this Agreement and the transactions contemplated hereby, the Company, Parent and Merger Sub shall not, directly or indirectly, solicit any Acquisition Proposal. "Acquisition Proposal" shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving the acquisition of, such party or any of its subsidiaries, or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such party or any of its subsidiaries. The Company, Parent and Merger Sub shall not, directly or indirectly, furnish to any third party any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any agreement with respect to, any Acquisition Proposal, but may communicate information about such an Acquisition Proposal to its stockholders if and to the extent that it is required to do so in order to comply with its legal obligations. The Company, Parent and Merger Sub, as applicable, shall promptly advise the other parties hereto following the receipt of any Acquisition Proposal and the details thereof, and advise such other parties hereto of any developments with respect to such Acquisition Proposal promptly upon the occurrence thereof. The Company, Parent and Merger Sub shall (a) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person or entity conducted heretofore with respect to any of the foregoing, and (b) direct and use its reasonable efforts to cause all of its investment bankers, financial advisors, attorneys, accountants, consultants or other representatives not to engage in any of the foregoing. Notwithstanding anything to the contrary herein, this Section 4.2 shall not prohibit the Global Acquisition.

                        ARTICLE 5 - ADDITIONAL AGREEMENTS

         5.1 Issuance of Parent Common Stock, Registration.

         (a) The Parent Common Stock (including all shares issuable upon exercise of the Class A Warrants) to be issued pursuant to the Merger will be registered on an S-4 (or such successor form) registration statement as set forth in the registration rights agreement (the "Registration Rights Agreement") attached hereto as Exhibit 5.1. The parties intend, and Parent will take reasonable steps to ensure, that such registration statement will register the sale of Parent Common Stock held by "affiliates" (as defined under the Securities Act) of Parent.

         (b) Notwithstanding any registration of the shares under Section 5.1(a), the Shareholders agree that they will not sell their shares of Class B Common Stock for a period of nine months from the Approval Date (the "Lock Up"), provided, however, an aggregate of 214,290 shares (the allocation of which will be determined by the Shareholders) will be exempt from the Lock Up and will be tradeable, subject to any restrictions under the Securities Act of 1933, and the Lock Up will automatically expire if, at any time during the nine month period the closing sale price of the Class B Common Stock, as reported by Nasdaq, shall be not less than twenty dollars ($20) for twenty (20) consecutive trading days. All such shares will be tradeable, subject to any restrictions under the Securities Act of 1933, after the expiration of the nine months period from the Approval Date.

         5.2 Nasdaq Compliance.

         Parent shall use its best efforts to obtain a written ruling from The Nasdaq Stock Market, Inc. ("Nasdaq") that Marketplace Rule 4330(f) will not apply to the Merger. In the event that such rule does not apply, the Parent shall comply with all applicable requirements for initial inclusion on the Nasdaq National Market or Small Cap Market as a condition to Closing.

         5.3 Stockholders' Meetings.

         Subject to applicable law, each of the Company and Parent, through its respective Boards of Directors, shall, in accordance with applicable law and subject to the fiduciary duties of their respective Boards of Directors under applicable law as determined by such directors in good faith after consultation with and based upon the advice of outside counsel: (a) jointly prepare the Proxy Statement/Prospectus for use in connection with obtaining the requisite stockholder approvals and the issuance of the Class B Common Stock pursuant to the Merger; (b) duly call, give notice of, convene and hold a special meeting (the "Special Meeting") of its respective stockholders, or obtain their stockholders' unanimous consent, as soon as practicable for the purpose (in the case of the Company) of approving as required by California Law, the Merger, this Agreement and the transactions contemplated hereby (the "Company Shareholder Approval") or (in the case of Parent) of approving as required by the New York Business Corporation Law, the Merger, this Agreement (including the transactions contemplated hereby), the re-incorporation in the State of Delaware, the Certificate of Amendment to the Certificate of Incorporation and the authorization and issuance of Class B Company Stock in connection with the Merger, the Global Acquisition, the adoption by the Parent of a new or amended employee stock option plan and the re-naming of the Parent (the "Parent Stockholder Approval" and together with the Company Shareholder Approval, the "Stockholder Approvals"); and (c) include in the Proxy Statement/Prospectus for use in connection with the Special Meeting of Parent the recommendation of its Board of Directors that stockholders vote in favor of the Parent Stockholder Approval. The Parent will use commercially reasonable efforts to cause the Special Meeting to occur as soon as practicable after the date hereof.

         5.4 Access to Parent/Company Information.

         Subject to any applicable contractual confidentiality obligations (which the Company and Parent shall use their best efforts to cause to be waived), Company and Parent shall afford each other and their respective accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of their respective properties, books, contracts, agreements and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of Company and Parent, as applicable, as may be reasonably requested. In addition, Parent shall make available to the Company, promptly upon receipt thereof, the due diligence materials and analyses received and/or prepared by Parent in connection with the transactions contemplated by the Global Acquisition.

         5.5 Confidentiality.

         Each of the parties hereto hereby agrees to maintain the confidentiality of the information obtained in any investigation pursuant to
Section 5.4, or pursuant to the negotiation of this Agreement, in accordance with the provisions of the Confidentiality Agreement between Parent and the Company dated as of January 10, 2000.

         5.6 Public Disclosure

         No disclosure (whether or not in response to an inquiry) of the existence or nature of this Agreement shall be made by any party hereto unless approved in writing by duly authorized officers of both Parent and the Company, or of any third parties identified in such disclosure, prior to release, provided that such approval shall not be unreasonably withheld and subject in any event to Company's and Parent's obligations to comply with applicable securities laws and NASDAQ or such other stock market regulations as applicable, in order to satisfy the listing and disclosure requirements of all such exchanges or markets where the Parent's securities are listed.

         5.7 Reasonable Efforts/Consents.

         Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

         5.8 Notification of Certain Matters.

         The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company, Parent or Merger Sub, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time except as contemplated by this Agreement (including the schedules of the Company attached hereto), and (b) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.8 shall not limit or otherwise affect any remedies available to the party receiving such notice.

         5.9 Nasdaq Listing.

         Parent's capital stock is trading on Nasdaq's Small Cap Market and Parent shall use all reasonable efforts to obtain a Nasdaq National Market listing for its Class A Common Stock and Class B Common Stock promptly following the Closing.

         5.10 Affiliate Agreement.

         Schedule 5.10 hereto sets forth those persons who, in the Company's reasonable judgment, are "affiliates" of the Company within the meaning of Rule 145 (each such person an "Affiliate") promulgated under the Act ("Rule 145"). The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company has delivered or shall cause to be delivered to Parent prior to the Approval Date from the Company's Affiliates an executed affiliate agreement substantially in the form attached hereto as Exhibit 5.10 (the "Affiliate Agreement"). Parent shall be entitled to place appropriate legends on the certificates evidencing any Class B Common Stock to be received by Affiliates of the Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock and Parent Securities consistent with the terms of such Affiliate Agreement.

         5.11 Blue Sky Laws.

         Parent shall take such steps as may be necessary to comply with the securities and Blue Sky Laws of all jurisdictions which are applicable to the issuance of the Parent Securities pursuant hereto. The Company shall use its best efforts to assist Parent as may be necessary to comply with the securities and Blue Sky Laws of all jurisdictions which are applicable in connection with the issuance of Parent Securities pursuant hereto.

         5.12 Corrections to the Proxy Statement/Prospectus.

         Prior to the date of the Stockholder Approvals, each of the Company, Parent and Merger Sub shall correct promptly any information provided by it to be used specifically in the Proxy Statement/Prospectus or relating to it and incorporated by reference into the Proxy Statement/Prospectus that shall have become false or misleading in any material respect and shall take all steps necessary to make any requisite filings and have declared effective or cleared any amendment or supplement to the Proxy Statement/Prospectus so as to correct the same and to cause the Proxy Statement/Prospectus as so corrected to be disseminated to the stockholders of the Company and Parent, in each case to the extent required by applicable law. Notwithstanding anything to the contrary herein, the Proxy Statement/Prospectus shall not include any information with respect to any party or its affiliates, without the prior approval of such inclusion by such party, unless required by applicable law. Neither party nor its affiliates (the "Indemnified Party") shall assume any liability for, and the other party (the "Indemnifying Party") shall indemnify and hold harmless the Indemnified Party, their officers, directors, employees, advisors and agents and each person who controls (within the definition of such term in the Securities Act and the Exchange Act) the Indemnified Party from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation, attorney's fees and other related costs) arising out of or based upon any untrue or allegedly untrue statement of a material fact contained in any disclosure hereunder or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent that the same are caused by or contained in information provided by the Indemnifying Party for inclusion in the Proxy Statement/Prospectus.

         5.13 Shareholder Rights Protection Plan.

         At or prior to the Effective Time the Parent shall terminate its Shareholder Rights Protection Plan, as provided therein.

         5.14 Indemnification and Insurance.

         (a) Parent and the Company agree that all rights to indemnification existing in favor of the present or former directors, officers and employees of the Company (as such) or any of its subsidiaries or present or former directors of the Company or any of its subsidiaries serving or who served at the Company's or any of its subsidiaries' request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, as provided in the Company's Articles of Incorporation or By-laws, or the Certificate of Incorporation or By-laws (or similar governing documents) of any of the Company's subsidiaries and any indemnification agreements as in effect as of the date hereof with respect to matters occurring at or prior to the Effective Time shall survive the Merger and shall continue in full force and effect and without modification (other than modifications which would enlarge the indemnification rights) for a period of not less than the statute of limitations applicable to such matters, and the Surviving Corporation shall comply fully with its obligations hereunder and thereunder.

         (b) The officers and directors of Parent and the Surviving Corporation promptly after such person is elected as an officer or director shall amend the Parent's liability insurance to include the officers and directors of the Parent and Surviving Corporation set forth on Schedule 5.14 hereto.

         (c) In the event the Surviving Corporation or Parent or any of their respective successors or assigns (i) consolidates with or merges into any other entity and is not the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person or entity, proper provisions shall be made so that the successors and assigns of the Surviving Corporation or Parent, as appropriate, assume the obligations set forth in this Section 5.14.

         5.15 Change in Name, Re-Incorporation.

         Promptly after the Approval Date, Parent shall re-incorporate in the State of Delaware and change its name to Superus Holdings, Inc. or a derivative thereof. Prior to such name change, Parent shall take such actions and execute, deliver and file such documents as are necessary to effect the name change, including, but not limited to, obtaining approval from Parent's Board of Directors and filing such name change on a doing business certificate with Nasdaq.

         5.16 The Company's Employee Stock Option Plan

         The Parent will take such action as is appropriate to amend its existing Employee Stock Option Plan or adopt a new Employee Stock Option Plan, including, but not limited to, obtaining approval from Parent's Board of Directors prior to the Signing and including such new or amended

Employee Stock Option Plan in the Proxy Statement/Prospectus to the stockholders. The Parent will promptly, after receiving the necessary approvals, file a Form S-8, registering the shares under the new or amended Plan. Such new or amended Employee Stock Option Plan shall contain such terms and provisions as are necessary to permit the issuance of stock options thereunder to Adam Epstein in accordance with the terms and conditions of the stock option agreement attached to Mr. Epstein's employment agreement with the Parent.

         5.17 Epstein Shares

         The Parent's Board of Directors, promptly following the Signing and prior to the Effective Time, will approve the Class B Common Stock issued to Adam Epstein in a form that is sufficient under Section 16(b) of the Exchange Act and Rule 16b-3 thereunder to exempt the acquisition by Mr. Epstein of those securities from Section 16(b) and Rule 16b-3.

                      ARTICLE 6 - CONDITIONS TO THE MERGER

         6.1 Conditions to Obligations of Each Party to Effect the Merger.

         The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any of which may be deferred, in writing by both parties and/or waived:

         (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect;

         (b) Tax Opinions. Parent and the Company shall each have received substantially identical written opinions from the other party's counsel, Bryan Cave LLP and Snow Becker Krauss P.C., respectively, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement agree to make and to use reasonable efforts to cause their stockholders to make reasonable representations as requested by such counsel for the purpose of rendering such opinions;

         (c) Regulatory Approvals and Third Party Consents. All governmental and third party consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby, including, without limitation, approval by the SEC and any applicable state securities divisions, shall have been obtained and be in effect at the Effective Time;

         (d) Registration Rights Agreement. The Registration Rights Agreement attached hereto as Exhibit 5.1 shall have been executed by Parent substantially in the form as attached hereto;

         (e) Audited Financial Statements. The parties shall have completed and received audited financial statements of the other party for the period, for the Company, ending December 31, 1999 and, for the Parent the fiscal years ended November 30, 1998 and 1999.

         6.2 Additional Conditions to the Obligations of Parent and Merger Sub.

         The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

         (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date made and the Closing Date, except for changes contemplated by this Agreement (including the schedules of the Company) and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on the Company or Parent; and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by the President of the Company. "Material Adverse Effect" on a party shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such party and its subsidiaries, taken as a whole, or (ii) the ability of such party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (1) changes in laws of general applicability or interpretations thereof by courts or governmental authorities, (2) changes in GAAP, (3) actions and omissions of a party (or any of its subsidiaries) taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby, and (4) the direct effects of compliance with this Agreement on the operating performance of the parties, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement;

         (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the President of the Company;

         (c) Legal Opinion. Parent shall have received a legal opinion from Bryan Cave LLP, legal counsel to the Company, in substantially the form attached hereto as Exhibit 6.2(c);

         (d) Material Adverse Change. Since December 30, 1999, no event shall have occurred that would constitute a Material Adverse Effect to the Company;

         (e) Employment Agreements. Each of the persons listed on Schedule 6.2(e) hereto shall have executed and delivered to Parent employment agreements in substantially the form of Exhibit 6.2(e)(1) or (2) attached hereto;

         (f) Due Diligence. Parent shall have conducted its due diligence of Company with results, in the sole discretion of the Board of Directors of Parent, satisfactory to it;

         (g) Additional Certificates. The Company shall have furnished to Parent such additional certificates, opinions and other documents as Parent may have reasonably requested as to any of the conditions set forth in this Section 6.2;

         (h) Review of Financial Statements. The Parent and its accountants shall have completed a review of the audited financial statements of the Company and believe them to be, in the reasonable opinion of the Parent's accountants, to have been prepared in accordance with generally accepted accounting principles and suitable or readily adaptable for incorporation in the registrations statements, prospectuses and annual reports to be filed by Parent with the Securities and Exchange Commission;

         (i) Company Stockholder Approval. The Stockholders' approval of the Company shall have been obtained; and

         (j) Blueprint License. The Company shall have entered into a perpetual, royalty-free license, acceptable to the Parent, with Blueprint Networks, Inc., to license the Web-based encrypted e-mail software, including the "Diesel" software kernel (the "Kernel"), needed to operate its business (the "Diesel/Encryption Application"). In addition, the Company or the Surviving Corporation shall have entered into an agreement or other arrangement, acceptable to the Parent, whereby (i) Blueprint Networks, Inc. will "break-out" the Diesel/Encryption Application from the Kernel, (ii) upon such "break-out," the Company or the Surviving Corporation will purchase the Diesel/Encryption Application, and (iii) the Company or the Surviving Corporation will have an option to purchase the Kernel.

         6.3 Additional Conditions to Obligations of the Company.

         The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing, or such time as specified herein, of each of the following conditions, any of which may be waived, in writing, exclusively by the
Company:

         (a) Representations and Warranties. The representations and warranties of Parent, Merger Sub and the Parent's other subsidiaries contained in this Agreement shall be true and correct in all material respects on and as of the date made and the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on Parent or any of its subsidiaries; and the Company shall have received a certificate to such effect signed on behalf of Parent and Merger Sub by the Chief Executive Officer or President of each of Parent and Merger Sub;

         (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by the Chief Executive Officer or President of each of Parent and Merger Sub;

         (c) Legal Opinion. The Company shall have received a legal opinion from Snow Becker Krauss, P.C., counsel to Parent and Merger Sub, in substantially the form attached hereto as Exhibit 6.3(c);

         (d) Material Adverse Change. Since August 31, 1999, no event shall have occurred that would constitute a Material Adverse Effect to Parent or any of its subsidiaries;

         (e) Employment Agreements. Parent shall have executed and delivered to each of the persons listed on Schedule 6.2(e) hereto employment agreements substantially in the form of Exhibit 6.2(e)(1) or (2) attached hereto, and Parent shall have assumed any existing employment agreements to which the Company is a party;

         (f) Due Diligence. The Company shall have conducted its due diligence of Parent and its subsidiaries with results, in the sole discretion of the Board of Directors of the Company, satisfactory to it;

         (g) Administrative Services Agreement. The Administrative Services Agreement attached hereto as Exhibit 1.1 shall have been executed by Parent and Merger Sub substantially in the form as attached hereto;

         (h) Additional Certificates. Parent and Merger Sub shall have furnished to the Company such additional certificates, opinions and other documents as the Company may have reasonably requested as to any of the conditions set forth in this Section 6.3; and

         (i) Global Representations. On or prior to the Approval Date, the Company shall have received from Parent an affirmation of representations and warranties providing that, effective upon Stockholder Approval, Parent shall be deemed to have made to the Company each of the representations and warranties contained in Section 7 of the Asset Purchase Agreement between the

Parent, GDIS and Global Datatel, Inc., dated December 8, 1999, as if each such representation and warranty were set forth in this Agreement.

         6.4. Conditions to Obligations of Each Party to Be Completed Prior to or Upon the Approval Date.

         (a) Comfort Letters. Parent shall have received "comfort" letters from McKennon, Wilson & Morgan LLP, independent certified public accountants for the Company and the Company shall have received "comfort" letters from Seligson & Giannattasio, LLP, independent certified public accountants for the Parent, dated the Approval Date, the effective date of the Proxy Statement/Prospectus and the Closing Date (or such other date reasonably acceptable to Parent) with respect to certain financial statements and other financial information included in the Proxy Statement/Prospectus in customary form;

         (b) Affiliate Agreements. Each of the parties identified by the Company as being one of its Affiliates shall have delivered an executed Affiliate Agreement which shall be in full force and effect;

         (c) Nasdaq Listing. Parent's Class A and Class B Common Stock shall be listed for trading on the Nasdaq SmallCap Market or National Market System and the Parent Common Stock to be issued in connection with the Merger shall have been authorized for listing on the Nasdaq SmallCap Market or National Market System upon official notice of issuance.

         (d) Nasdaq Compliance. Parent will comply with Nasdaq Marketplace Rule 4330(f), and the Parent will comply with all applicable requirements for initial inclusion of the post-Merger Parent Common Stock under the Nasdaq Marketplace Rules. To the extent that operation of the Nasdaq Marketplace Rules preclude meeting any particular requirements until the Approval Date, Parent shall demonstrate to the Company's satisfaction that the post-Merger Parent and the Parent Common Stock will meet all such applicable requirements;

         (e) Parent Fairness Opinion. The Parent shall have received from a nationally recognized investment banking or valuation firm reasonably acceptable to the Parent an opinion to the effect that the Merger is appropriate for the Parent and its public shareholders from a financial point of view, and such opinion shall not have been withdrawn or modified in any material adverse respect as of the Effective Time;

         (f) Parent Shareholder Approval. Parent Stockholder Approval of the Parent's Shareholders shall have been obtained prior to July 30, 2000.

         (g) Registered Class B Common Stock. The shares of Class B Common Stock shall have been registered and be, subject only to contractual lock-up provisions, eligible for immediate sale by the holders thereof.

         (h) Waiver. Notwithstanding anything to the contrary herein, any party may waive compliance of the other party to any condition contained in this
Section 6.4, if such waiver is made by a writing executed by the party and delivered to the other parties hereto, provided, however, a single or partial waiver of any condition will not be deemed a waiver of any other part of such condition or any other condition.

                  ARTICLE 7 - TERMINATION, AMENDMENT AND WAIVER

         7.1 Termination.

         This Agreement may be terminated and the Merger abandoned at any time prior to the Approval Date:

         (a) by mutual consent of the Company and Parent;

         (b) by Parent or the Company if (i) the Effective Time has not occurred by March 15, 2000 or the Approval Date by July 30, 2000 (provided that the right to terminate this Agreement under this clause 7. 1 (b)(i) shall not be available to any party whose willful or reckless failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal; or (iv) if any of the conditions precedent to Closing set forth in this Agreement have not been met and have not been waived in writing by the party whose consent is required.

         (c) by Parent or the Company if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any governmental entity, which would: (i) prohibit Parent's or the Company's ownership or operation of any material portion of the business of the Company or Parent; or (ii) compel Parent or the Company to dispose of or hold separate, as a result of the Merger, any material portion of the business or assets of the Company or Parent;

         (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and as a result of such breach the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by the Company within ten (10) days after the giving of written notice by Parent of such breach through the exercise of the Company's reasonable best efforts, then for so long as the Company continues to exercise such reasonable best efforts Parent may not terminate this Agreement under this Section 7. 1 (d) unless such breach is not cured within ten (10) days (but no cure period shall be required for a breach which by its nature cannot be cured);

         (e) by the Company if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and as a result of such breach the conditions set forth in
Section 6.3(a) or Section 6.3(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by Parent or Merger Sub within ten (10) days after the giving of written notice by the Company of such breach through the exercise of Parent's or Merger Sub's reasonable best efforts, then for so long as Parent or Merger Sub continues to exercise such reasonable best efforts the Company may not terminate this Agreement under this
Section 7. 1 (e) unless such breach is not cured within ten (10) days (but no cure period shall be required for a breach which by its nature cannot be cured);

         (f) by Parent if the Company fails to obtain the unanimous consent of the Company's shareholders approving the transactions contemplated by this Agreement,

         (g) by the Company if Parent fails to recommend to its stockholders through its Board of Directors the approval of the transactions contemplated by this Agreement, or withdraws such recommendation, or if the required approvals of the stockholders of the Parent contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders duly convened therefor or at any adjournment thereof,

         (h) By Parent or the Company, if it is not in initial breach of its obligations under this Agreement and any of the conditions set forth in Section
6.4 have not been satisfied, or

         (i) By the Parent or the Company if the Global Acquisition is terminated, including, but not limited to, the failure of the Parent's shareholders or the shareholders of Global Datatel, Inc. to approve such acquisition.

         Where action is taken to terminate this Agreement pursuant to this
Section 7.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

         7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and, except as set forth herein, there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors or stockholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of this Section 7.2 and Sections 5.5, 5.6 and 5.14 and Article 8 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

         7.3 Amendment. Except as is otherwise required by applicable law, this Agreement may be amended by the parties hereto at any time only by execution of an instrument in writing signed on behalf of each of the parties hereto.

         7.4 Extension, Waiver.

         At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and
(c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

         7.5 Limitation on Shareholders' Liability. Notwithstanding any other provision herein to the contrary, in no event shall the aggregate liability for any Shareholder for a breach of a representation or warranty contained in
Article 2 of this Agreement exceed the product of such Shareholder's percentage interest in the Company, as reflected in Schedule 7.5, and $15,000,000.

                         ARTICLE 8 - GENERAL PROVISIONS

         8.1 Survival of Representations and Warranties.

         The representations and warranties set forth in Article 2 and Article 3 shall survive for a period of one year beyond the Effective Time. This Section
8.1 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

         8.2 Notices.

         All notices and other communications hereunder shall be in writing, shall be effective when received, and shall in any event be deemed to have been received (a) when delivered, if delivered personally or by commercial delivery service, (b) five (5) business days after deposit with U.S. Mail, if mailed by registered or certified mail (return receipt requested), (c) one (1) business day after the business day of deposit with Federal Express or similar nationally recognized overnight courier for next day delivery (or, two (2) business days after such deposit if deposited for second business day delivery), if delivered by such means, or (d) one (1) business day after delivery by facsimile transmission with copy by U.S. Mail, if sent via facsimile plus mail copy (with acknowledgment of complete transmission), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         if to the Company, to:

                  MailEncrypt.com, Inc.
                  1550 Veteran Avenue
                  Los Angeles, CA 90024
                  Attention: Adam Epstein, President
                  Telephone:     (310) 210-9605
                  Facsimile No.: (310) 477-7996

         with a copy to:

                  Bryan Cave LLP
                  120 Broadway
                  Suite 300
                  Santa Monica, CA 90401
                  Attention: David G. Andersen, Esq.
                  Telephone:     (310) 576-2161
                  Facsimile:     (310) 576-2200

         if to Parent or Merger Sub, to:

                  Surge Components, Inc.
                  1016 Grand Avenue
                  Deer Park, New York 11729-0125
                  Attention: Ira Levy, President
                  Telephone No.: (516) 595-1818
                  Facsimile No.: (516) 242-6932

         with a copy to:

                  Snow Becker Krauss P.C.
                  605 Third Avenue
                  New York, New York 10158
                  Attention: Elliot Lutzker, Esq.
                  Telephone No.: (212) 455-0322
                  Facsimile No.: (212) 949-7052

         8.3 Interpretation.

         The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

         8.4 Counterparts.

         This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         8.5 Entire Agreement.

         This Agreement, the Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein:
(a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any other person any rights or remedies hereunder.

         8.6 Severability.

         In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         8.7 Other Remedies.

         Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         8.8 Specific Performance.

         The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         8.9 Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, provided that issues involving the corporate governance of any of the parties hereto shall be governed by their respective jurisdictions of incorporation. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of New York, and that such process may be served outside the state of New York, for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

         8.10 Rules of Construction.

         The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         8.11 Assignment.

         No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         8.12 Absence of Third Party Beneficiary Rights.

         No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, partner of any party hereto or any other person or entity unless specifically provided otherwise herein.

         8.13 Mediation and Arbitration.

         If any dispute, controversy or claim arises in connection with the performance or breach of this Agreement between the parties, a party hereto may, upon written notice to the other parties, request facilitated negotiations. Such negotiations shall be assisted by a neutral facilitator acceptable to all parties and shall require the best efforts of the parties to discuss with each other in good faith their respective positions and, respecting their different interests, to finally resolve such dispute.

         A party may disclose any facts to the other parties or to the facilitator which such party believes, in good faith, to be necessary to resolve the dispute. All such disclosures shall be deemed in furtherance of settlement efforts and thus confidential. Except as agreed to by all parties, the facilitator shall keep confidential all information disclosed during the negotiations. The facilitator shall not act as a witness for either party in any subsequent arbitration between the parties. Such facilitated negotiations shall conclude within sixty days from receipt of the written notice, unless extended by mutual consent of the parties. The costs incurred by each party in such negotiations shall be borne by it. Any fees or expenses of the facilitator shall be borne equally by all parties.

         If any dispute, controversy or claim arises in connection with the performance or breach of this Agreement which cannot be resolved by facilitated negotiations, then such dispute, controversy or claim shall be settled by arbitration in accordance with the laws of the State of New York and the then current Commercial Arbitration Rules of the American Arbitration Association, except that no pre-hearing discovery will be permitted unless specifically authorized by the arbitration panel. The confidentiality provisions applicable to facilitated negotiations shall also apply to arbitration.

         The award issued by the arbitration panel may be confirmed in a judgment by any federal or state court of competent jurisdiction. All reasonable costs of both parties, as determined by the arbitration panel, including (i) the fees and expenses of the American Arbitration Association and of the arbitration panel, and (ii) the costs, including reasonable attorneys' fees, incurred to confirm the award in court, shall be borne entirely by the non-prevailing party (to be designated by the arbitration panel in the award) and may not be allocated between the parties by the arbitration panel.

         8.14 Disclosure.

         Disclosure on one schedule, attachment or document provided pursuant to any paragraph or subparagraph of this Agreement shall be deemed disclosure under any other applicable paragraph or subparagraph of this Agreement.

                 THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, the parties hereto have caused this Merger Agreement and Plan of Reorganization to be signed by their duly authorized respective officers, all as of the date first written above.

                                    SURGE COMPONENTS, INC.



                                    By: ____________________________________
                                        Ira Levy
                                        President


                                    MAIL ACQUISITION
                                    CORPORATION



                                    By:_____________________________________
                                       Ira Levy
                                       President


                                    MAILENCRYPT.COM, INC.



                                    By:_____________________________________
                                       Adam Epstein
                                       President and Chief Executive Officer

SHAREHOLDERS


_______________________________     _________________________________
       Thomas Taulli                          Adam Epstein


_______________________________     _________________________________
      Michael Patchen                         David Bird


_______________________________
       Chris Harano

Friday February 18, 9:14 am Eastern Time

Company Press Release

Surge Components and MailEncrypt.com
Sign Definitive Merger Agreement

Effective Wednesday, February 23, 2000 Surge Components, Inc. will do business as Superus Holdings

DEER PARK, N.Y. -- (BUSINESS WIRE) -- February 18, 2000 -- Effective Wednesday February 23, 2000 Surge Components, Inc.
common stock will trade under the NASDAQ symbols SPRS and the common stock purchase warrants shall trade under the NASDAQ symbol SPRSW

Surge Components, Inc. (NASDAQ: SRGE, SRGEW; BSE; SRG) announced that it has signed a Definitive Merger Agreement with MailEncrypt.com, Inc., a privately held corporation located in Los Angeles, California. MailEncrypt.com, Inc. (which will change its name to MailEncrypt, Inc.), shall operate as a wholly owned subsidiary of the parent corporation, Surge Components, Inc. ("Surge").

Surge Components, Inc. effective February 23, 2000 shall do business as Superus Holdings; and its Common Stock and Common Stock Purchase Warrants shall trade under the NASDAQ symbols of SPRS and SPRSW, respectively. The public holding company of Surge Components, Inc. shall permanently change its name to Superus Holdings, Inc. and Surge's electronic components business (which shall continue to operate as Surge Components and Challenger), Global Datatel and MailEncrypt shall all become wholly owned operating subsidiaries of Superus upon shareholder approval. Ira Levy, president of Surge Components, Inc., made the announcement and Equilink, LLC acted as the investment banker on the transactions.

Superus Holdings, Inc. will endeavor to operate and acquire predominantly business-to-business e-commerce companies with a particular emphasis on Latin America and other emerging Internet economies.

MailEncrypt.com, Inc., (http://www.mailencrypt.com) is a leading business-to-business, web-based provider of encrypted e-mail solutions. Due to the rapid world-wide proliferation of e-mail, it is the Company's belief that the encrypted e-mail will become commonplace for government agencies, financial institutions, health care organizations, insurance/law/accounting firms, e-commerce and individuals alike.

Surge Components, Inc. is a supplier of high quality electronic components. Its product mix includes a large selection of high-performance discrete semiconductors, capacitors and discrete components. Its factories are ISO 9000 quality certified. Surge sells directly to manufacturers of such products as computer modems, video boards, power supplies, audio and many others.

Surge Components, Inc. announced the purchase of all assets of Global Datatel, Inc. (OTCBB:GDIS - news), including Global Datatel de Colombia and e-Hola.com in December 1999. Global Datatel, Inc. is a Latin American leader in medium to large web/system integration projects. A First Tier IBM Business Partner, Global integrates hardware, software and highly scaleable web-based solutions. E-Hola.com is a wholly-owned subsidiary of Global Datatel, Inc. that offers consumer-based Internet services as well as commercial web integration throughout the Americas. BroadVision, Inc. (NASDAQ:BVSN - news) announced on February 16, 2000 a partnership with e-Hola.com for the Latin American markets. E-Hola.com's ISP and portal service is offered in English, Spanish and Portuguese in over 350 cities.

Terms of the MailEncrypt Acquisition

Surge Components, Inc. will issue 1,821,400 Class B Common Shares upon shareholder approval in exchange for all the issued and outstanding shares of MailEncrypt.com, Inc. The closing is subject to shareholder approval of the MailEncrypt.com acquisition and is subject to termination by MailEncrypt.com, Inc. if shareholder approval is not also obtained by Surge's shareholders and Global Datatel's shareholders for the asset purchase of Global Datatel, Inc.

This press release contains forward-looking statements regarding Surge's, MailEncrypt's and Global Datatel's business strategies and future plans of operations. Forward-looking statements involve known and unknown risks and uncertainties. The Companies' risks and uncertainties include, their ability to complete the merger and acquisition, the combined entities' abilities to work together and grow the companies, periodic downturns in their industries, dependence on the Internet, timely acceptance of new products and intense price competition in their industries. These and other important factors, including those mentioned in various filings with the Securities and Exchange Commission made periodically by the Companies (available at www.sec.gov), may cause the actual results and performance to differ materially from the future results expressed in or implied by such forward-looking statements. The forward-looking statements contained in this press release speak only as of the date hereof and the Companies disclaim any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Companies' expectations or future events.

Contact:

    Surge Components, Inc.
    Ira Levy, 516/595-1818
          or
    MailEncrypt.com, Inc.
    Adam Epstein, adam@mailencrypt.net

-------------------------------
More Quotes      o GDIS - news
and News:        o Surge Components Inc. (NasdaqSC:SRGE - news)

Related News Categories: computer hardware, computers
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